UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Equity Restructuring Agreement

On January 15, 2020, CrossAmerica Partners LP (the “Partnership”) entered into an Equity Restructuring Agreement (the “Equity Restructuring Agreement”) with CrossAmerica GP LLC, its general partner (the “General Partner”), and Dunne Manning CAP Holdings II LLC (“DM CAP Holdings”), a wholly owned subsidiary of Dunne Manning Partners LLC, which is controlled by Joseph V. Topper, Jr., the Chairman of the board of directors (the “Board”) of the General Partner. Mr. Topper also indirectly controls the General Partner.

Pursuant to the Equity Restructuring Agreement, all of the outstanding incentive distribution rights (the “Incentive Distribution Rights”) of the Partnership, all of which are held by DM CAP Holdings, will be cancelled and converted into 2,528,673 newly-issued common units representing limited partner interests in the Partnership (“Common Units”) based on a value of $45 million and calculated using the 20 business day volume weighted average trading price of the Common Units ended five business days prior to the execution of the Equity Restructuring Agreement (the “20-day VWAP”). The 2,528,673 Common Units will be issued to DM CAP Holdings as soon as practicable after the record date for the distribution payable on the Partnership’s Common Units with respect to the fourth quarter of 2019 (such date referred to herein as the “Equity Restructuring Closing”). The Equity Restructuring Closing is subject to customary closing conditions.

Simultaneously with the Equity Restructuring Closing, the General Partner will execute and deliver the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”) to give effect to the transactions contemplated by the Equity Restructuring Agreement. The Second Amended and Restated Partnership Agreement will become effective upon its execution and delivery at the Equity Restructuring Closing.

The Second Amended and Restated Partnership Agreement will amend and restate the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 30, 2012, as amended, in its entirety to, among other items, (i) reflect the cancellation of the Incentive Distribution Rights and (ii) eliminate certain legacy provisions that no longer apply, including provisions related to the Incentive Distribution Rights and subordinated units of the Partnership that were formerly outstanding.

The foregoing description is qualified in its entirety by reference to the full text of the Equity Restructuring Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Retail and Wholesale Acquisition

In connection with the Partnership’s strategic reorientation to add retail capability, also on January 15, 2020, the Partnership entered into an asset purchase agreement (“Asset Purchase Agreement”) with the sellers (“Sellers”) signatories thereto, including Dunne Manning Stores LLC (“DMS”), an entity affiliated with Mr. Topper, and certain of DMS’s affiliates, with respect to the acquisition (the “Retail Acquisition”) by the Partnership from the Sellers of the retail operations at 172 sites, wholesale fuel distribution to 114 sites, including 55 third-party wholesale dealer contracts, and leasehold interests in at least 53 sites, for an aggregate consideration of $21 million in cash and 842,891 in newly-issued Common Units valued at $15 million and calculated based on the 20-day VWAP. The Partnership will also acquire for cash the inventory related to the sites. The Partnership expects to finance the aggregate cash consideration with borrowings under its credit facility.

In addition, the parties agreed to perform Phase I environmental site assessments with respect to certain sites. The Sellers agreed to retain liability for known environmental contamination or non-compliance at certain sites, and the Partnership agreed to assume liability for unknown environmental contamination and non-compliance at certain sites.

The closing of the transactions contemplated by the Asset Purchase Agreement is expected to occur prior to the end of the second quarter of 2020 (such date, the “Retail Acquisition Closing”) and is subject to closing conditions and purchase price adjustments customary in comparable transactions. In addition, the Asset Purchase Agreement contains customary representations and warranties of the parties as well as indemnification obligations by Sellers and the Partnership, respectively, to each other. The indemnification obligations must be asserted within 18 months of the Retail Acquisition Closing, and are limited to an aggregate of $7.2 million for each party.

In connection with the Retail Acquisition Closing, the Partnership will assume certain contracts with third parties and affiliates necessary for the continued operation of the sites, including agreements with dealers and franchise agreements. Further, the Partnership will enter into ten-year master leases with certain sellers, with an aggregate annual rent of $6.5 million payable by the Partnership.

The foregoing description is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Mr. Topper indirectly controls the General Partner. The General Partner conducts, directs and manages all activities of the Partnership, subject to the oversight of the Board and the executive officers of the General Partner.  Lehigh Gas GP Holdings LLC, which is controlled by Mr. Topper, as the sole member of the General Partner, has the right to appoint all members of the Board.  Mr. Topper and his affiliates (the “Topper Group”) currently directly or indirectly beneficially own an aggregate of 15,138,187, or 43.9%, of the Common Units.

After giving effect to the transactions contemplated by the Equity Restructuring Agreement, the Topper Group will own an aggregate of 17,666,860 Common Units, representing approximately 47.7% of the Common Units issued and outstanding after the Equity Restructuring Closing. In addition, after giving effect to the issuance of the additional Common Units pursuant to the Asset Purchase Agreement, the Topper Group will own 18,509,751 Common Units, or approximately 48.9% of the Partnership’s Common Units issued and outstanding after both the Retail Acquisition Closing and the Equity Restructuring Closing.

The terms of each of the Equity Restructuring Agreement and the Asset Purchase Agreement were approved on behalf of the Partnership by the conflicts committee (the “Conflicts Committee”) of the Board. The Conflicts Committee, which is comprised of independent members of the Board, retained independent legal and financial advisors to assist it in evaluating and negotiating each of the Equity Restructuring Agreement and the transactions contemplated by the Asset Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities

The description in Item 1.01 above of the Partnership’s issuance of Common Units in connection with the Equity Restructuring Agreement and the Asset Purchase Agreement is incorporated into this Item 3.02 by reference. The sale and issuance of the Common Units in connection with the Equity Restructuring Agreement and the Asset Purchase Agreement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD

On January 15, 2020, the Partnership issued a press release announcing the execution of the Equity Restructuring Agreement and the Asset Purchase Agreement and is furnished herewith as Exhibit 99.1.

Also furnished herewith as Exhibit 99.2 are slides which provide additional information regarding the transactions contemplated by the Equity Restructuring Agreement and the Asset Purchase Agreement.

The information in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 of Item 9.01 of this Current Report on Form 8-K, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.  By furnishing this information, the Partnership makes no admission as to the materiality of such information that the Partnership chooses to disclose solely because of Regulation FD.

Item 9.01 Financial Statements and Exhibits

The following exhibits have been filed or furnished with this report:

(d)Exhibits

Exhibit No.	Description

10.1+	Equity Restructuring Agreement, dated January 15, 2020, among CrossAmerica Partners LP, CrossAmerica GP LLC, and Dunne Manning CAP Holdings II LLC
10.2+	Asset Purchase Agreement, dated January 15, 2020, among CrossAmerica Partners LP, with the sellers signatories thereto, including Dunne Manning Stores LLC, and certain of its affiliates
99.1	Press Release dated January 15, 2020
99.2	Investor Presentation Slides

+ Non-material schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSAMERICA PARTNERS LP

	By:	CrossAmerica GP LLP
its general partner

Dated: January 15, 2020	By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	Corporate Secretary